CONSENT OF INDEPENDENT AUDITORS
                         -------------------------------






We consent to the reference to our firm and to the use of our report dated September 11, 1997 in the Post Effective Amendment Number 6 of Analysts Investment Trust.



Berge & Company LTD

Cincinnati, Ohio
September 29, 1997